SECURITIES AND EXCHANGE COMMISSION
	Washington, D.C.  20549

	FORM 8-K

	Current Report


	Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported): December 30, 1996


	    			     VTX ELECTRONICS, CORP.
		(exact name of registrant as specified in its charter)


      Delaware                      			1-9263		                11-2816128
(state or other jurisdiction 	 	(Commission File Number) (IRS Employer I.D. No.)
     of incorporation)




		           61 Executive Boulevard, Farmingdale, New York 11735
           				  (Address of principal executive offices)



	Registrant's telephone number, including area code (516) 293-1610



                        						N/A
	(former name or former address, if changed since last report)


ITEM 3.   Bankruptcy or Receivership.
 The Registrant and its wholly owned operating subsidiary,Vertex Technologies, Inc., filed voluntary petitions for reorganization under Chapter 11 of the Federal Bankruptcy Code in the Eastern District of the State of New York on January 10, 1997.

ITEM 5.   Other Events.
	Mr. Paul Snead, Vice President and Chief Financial Officer of the Registrant
 resigned as an Executive Officer and employee effective December 31, 1996.
	Messrs. Carl Palazzolo and Edward Goodstein were appointed to the Board of
 Directors on January 10, 1997.

ITEM 6.   Resignations of Registrant's Directors.
	Messrs. Marshall Butler, Hiro Hiranandani, Ivor Jacobson, Paul Lowell and Ken Rind resigned as directors of the Registrant as of December 30, 1996.





	SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


							VTX ELECTRONICS CORP.


							By: /s/ Albert Roth, CEO
           --------------------



							Date: January 15, 1997
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